(g)(3)(i)

February 28, 2011

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING Australia Index Portfolio (the “Portfolio”), a newly established series of ING Variable Portfolios, Inc., to be included on the Amended Exhibit A to the Agreements.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated February 1, 2011, and is attached hereto.

The Amended Exhibit A has also been updated to reflect the removal of ING U.S. Government Money Market Fund and ING U.S. Government Money Market Portfolio because these series recently dissolved.

Please signify your acceptance to provide services under the Agreements with respect to the Portfolio by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:

/s/ Todd Modic

Name:

Todd Modic

Title:

Senior Vice President

ING Series Fund, Inc.

ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

The Bank of New York Mellon

By:

/s/ George F. Davy

Name:

George F. Davy

Title:

Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd., Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc. ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund	BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund	470269

ING Emerging Markets High Dividend Equity Fund	471840

ING Equity Trust
ING Equity Dividend Fund	471164
ING Growth Opportunities Fund	464733
ING MidCap Opportunities Fund	464741
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING Value Choice Fund	464786

ING Funds Trust
ING Classic Money Market Fund	464008
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

ING International High Dividend Equity Income Fund	IIM – 471086 IIMA Europe – 471088 IIM Asia/Pacific – 471090

ING Investors Trust
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Bond Portfolio	471173
ING American Funds Global Growth and Income Portfolio	471338
ING American Funds Growth Portfolio	464755
ING American Funds International Growth and Income Portfolio	471326
ING American Funds International Portfolio	464761
ING American Funds World Allocation Portfolio	471391
ING Artio Foreign Portfolio	279606

Fund	BNY Account Number (domestic/global)
ING BlackRock Large Cap Growth Portfolio	279607
ING BlackRock Inflation Protected Bond Portfolio	470551
ING Clarion Global Real Estate Portfolio	464280
ING Clarion Real Estate Portfolio	058086
ING DFA Global Allocation Portfolio	471616
ING DFA World Equity Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098
ING Fidelity Investments® Diversified Mid Cap Portfolio	058404
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING Janus Contrarian Portfolio	058401/279601
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING Large Cap Growth Portfolio	464706
ING Large Cap Value Portfolio	470567
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Lord Abbett Growth and Income Portfolio	058220
ING Marsico Growth Portfolio	058101
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584
ING Morgan Stanley Global Franchise Portfolio	279605
ING Oppenheimer Active Allocation Portfolio	471395
ING PIMCO High Yield Portfolio	464018
ING PIMCO Total Return Bond Portfolio	058103
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Retirement Conservative Portfolio	471092
ING Retirement Growth Portfolio	464996
ING Retirement Moderate Growth Portfolio	464994
ING Retirement Moderate Portfolio	464992
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING T. Rowe Price International Stock Portfolio	464576
ING Templeton Global Growth Portfolio	058095
ING U.S. Stock Index Portfolio	464701
ING Van Kampen Growth and Income Portfolio	058090
ING Wells Fargo Health Care Portfolio	464704

ING Mayflower Trust
ING International Value Fund	Brandes Sleeve – 464212 del Rey Sleeve – 472491 IIM Sleeve – 471400 Composite - 471399

Fund	BNY Account Number (domestic/global)
ING Mutual Funds
ING Diversified International Fund	464292
ING Emerging Countries Fund	464214
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Opportunities Fund	464202
ING Global Real Estate Fund	464220
ING Global Value Choice Fund	464218
ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Core Fund	Composite – 472496 Thornburg Sleeve – 472502 Wellington Sleeve – 472498
ING International Growth Fund	Composite – 472499 Baillie Gifford Sleeve – 472492 T. Rowe Price Sleeve – 472500
ING International Real Estate Fund	464298
ING International SmallCap Multi-Manager Fund	464216
ING International Value Choice Fund	464278
ING Russia Fund	464208

ING Partners, Inc.
ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite - 464501
ING Baron Small Cap Growth Portfolio	464504
ING Columbia Small Cap Value Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Global Bond Portfolio	464548
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution 2055 Portfolio	471368
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506
ING Oppenheimer Global Portfolio	464508
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590

Fund	BNY Account Number (domestic/global)
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution 2055 Portfolio	471370
ING Solution Aggressive Growth Portfolio	471926
ING Solution Conservative Portfolio	471928
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING Solution Moderate Portfolio	471082
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund	470568

ING Series Fund, Inc.
Brokerage Cash Reserves	464062
ING Alternative Beta Fund	471392
ING Capital Allocation Fund	464722
ING Core Equity Research Fund	464723
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Money Market Fund	464064
ING Small Company Fund	464729
ING Tactical Asset Allocation Fund	471160

ING Strategic Allocation Portfolios, Inc.
ING Strategic Allocation Conservative Portfolio	464420
ING Strategic Allocation Growth Portfolio	464418
ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.
ING Australia Index Portfolio	472489
ING BlackRock Science and Technology Opportunities Portfolio	464422
ING Euro STOXX 50® Index Portfolio	471356

Fund	BNY Account Number (domestic/global)
ING FTSE 100 Index® Portfolio	471369
ING Hang Seng Index Portfolio	471349
ING Index Plus LargeCap Portfolio	464406
ING Index Plus MidCap Portfolio	464408
ING Index Plus SmallCap Portfolio	464410
ING International Index Portfolio	471167
ING Japan TOPIX Index® Portfolio	471417
ING NASDAQ 100 Index® Portfolio	471418
ING RussellTM Large Cap Growth Index Portfolio	471346
ING Russell™ Large Cap Index Portfolio	471172
ING RussellTM Large Cap Value Index Portfolio	471352
ING RussellTM Mid Cap Growth Index Portfolio	471354
ING Russell™ Mid Cap Index Portfolio	471168
ING Russell™ Small Cap Index Portfolio	471166
ING Small Company Portfolio	464414
ING U.S. Bond Index Portfolio	471169
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust
ING International Value Portfolio	464464
ING MidCap Opportunities Portfolio	464444
ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428
ING Balanced Portfolio

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412